Exhibit 10.7

AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
ESSEX HOLDINGS, LLC

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (the “Agreement”), dated as of October 31, 2008, between Ronald Schad (“Schad”), Martin A. Kroll (“Kroll”), William O’Rourke (“O’Rourke”), William L. Erwin (“Erwin”), and Hyde Park Acquisition Corp., a Delaware corporation (“HPAC”).

WHEREAS, Kirtland Capital Partners III L.P., an Ohio limited partnership, Kirtland Capital Company III LLC, a Turks and Caicos Island limited liability company, and Schad entered into a Limited Liability Company Agreement, dated as of May 23, 2000 (the “Original Agreement’), with respect to the Company;

WHEREAS, such Limited Liability Company Agreement was amended as of May __, 2001 to provide for the addition of Kroll and O’Rourke as members of the Company, and Erwin was subsequently admitted as a member of the Company (Kroll, O’Rourke and Erwin, along with the initial members of the Company, are referred to as the “Original Members”);

WHEREAS, the Original Members entered into that certain Purchase Agreement, dated as of March 6, 2008, (the “Purchase Agreement”) among the Company, Essex Crane Rental Corp. and HPAC, pursuant to which HPAC acquired the majority of the interests in the Company;

WHEREAS, in connection with the Purchase Agreement, the parties hereto agreed that Schad, Kroll, O’Rourke and Erwin would retain certain interests in the Company, subject to the terms of this Agreement;

WHEREAS, the parties hereto have determined to amend and restate the Original Agreement, which shall be superseded and replaced in all respects; and

WHEREAS, the Company will elect to be treated as a corporation for tax purposes upon consummation of the transactions contemplated by the Purchase Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms and conditions set forth herein, the parties hereby agree as follows:

ARTICLE ONE

Definitions

The defined terms used in this Agreement shall, unless the context otherwise requires, have the meanings specified in this Article One.

“Act” shall mean the Delaware Limited Liability Company Act, 6 Del. L. § 18-101, et seq., as it may be amended from time to time, and any successor to the Act.

“Business Day” shall mean any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

“Class A Unitholder” shall mean any holder of Class A Units.

“Class B Unitholder” shall mean any holder of Class B Units.

“Certificate of Formation” shall mean the Company’s Certificate of Formation as filed with the Secretary of State on May 4, 2000, as the same may be amended, supplemented or restated from time to time.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of any succeeding law).

“Company” shall mean Essex Holdings, LLC, a Delaware limited liability company.

“Distributive Rights” shall mean a Unitholder’s right to receive distributions under this Agreement.

“HPAC Common Stock” shall mean shares of common stock, par value $0.0001 per share, of HPAC.

“Managing Unitholder” shall mean HPAC, or its successor or assign.

“Person” shall mean any individual, partnership, corporation, limited liability company, unincorporated organization or association, trust or other entity.

“Secretary of State” shall mean the Delaware Secretary of State.

“Transfer” shall mean any sale, transfer, gift, assignment, pledge or grant of a security interest, by operation of law or otherwise, in or of a Unit or other interest in the Company or of rights under this Agreement, excluding, however, any grant of such a security interest in favor of the Company.

“Unit” means an interest of a Unitholder in the equity of the Company, representing a fractional part of the equity interests of all Unitholders and shall include Class A Units and Class B Units; provided, that any class or group of Units issued shall have the relative rights, powers, and duties set forth in this Agreement.

“Unitholder” means any owner of one or more Units as reflected on the Company’s books and records, and any person admitted to the Company as a Substituted Unitholder, but only for so long as such person is shown on the Company’s books and records as the owner of one or more Units.

ARTICLE TWO

Organization

2.1  Formation; Continuation. The Company was formed as a limited liability company pursuant to the provisions of the Act upon the execution and filing of the Certificate of Formation with the Secretary of State on May 4, 2000. The Unitholders do hereby continue the Company as a limited liability company pursuant to the provisions of the Act and this Agreement. Notwithstanding anything to the contrary contained herein, neither the acquisition of interests in the Company referred to in the preamble to this Agreement nor the amendment and restatement contained herein is intended to be, or shall be, a termination (other than solely for income tax purposes) of the limited liability company created by and pursuant to the terms and provisions of the Original Agreement, as amended (as now being continued pursuant to the terms and provisions of this Agreement), it being the intent of the Unitholders to continue the Company’s existence without termination.

2.2  Name. The name of the Company is “Essex Holdings, LLC.”

2.3  Purposes. The purposes for which the Company is formed are as follows: to engage in any lawful act or activity for which limited liability companies may be organized under the laws of the State of Delaware and to do all things necessary or useful in connection with the foregoing.

2.4  Offices.  The Company’s principal place of business and mailing address shall be c/o Hyde Park Acquisition Corp., 461 Fifth Avenue, 25th Floor, New York, New York 10017, or at such other place as the Managing Unitholder may from time to time designate. The office in Delaware shall be located at 1209 Orange Street, Wilmington, Delaware 19801 or such other location as the Managing Unitholder may from time to time designate.

2.5  Duration. The term of the Company commenced on the date that the Certificate of Formation was filed with the Secretary of State and shall continue in full force and effect until terminated in accordance with the provisions of this Agreement.

2.6 Unitholders and Units. The Company is authorized to issue two classes of Units to be designated respectively as “Class A Units” and “Class B Units.” The total number Class A Units that the Company is authorized to issue is 632,911. The total number of Class B Units that the Company shall have authority to issue is 150,000,000. The Unitholders shall own the number and class of Units in the Company as set forth on Schedule I hereto. The Managing Unitholder may issue additional Units, or create and issue new classes of Units, at such times and on such terms as the Managing Unitholder shall determine. Unless named in this Agreement, or unless admitted to the Company as a substituted or new Unitholder as provided herein, no Person shall be considered a Unitholder or a member, and the Company need deal only with the Unitholders so named and so admitted. The Company shall not be required to deal with any other Person by reason of an assignment by a Unitholder or by reason of the dissolution, death or bankruptcy of a Unitholder, except as otherwise provided in this Agreement.

2.7 Capital. No Unitholder shall be required to make any contribution of capital to the Company and, except as set forth below, no Unitholder shall be entitled to withdraw any part of his or its capital from the Company. No Unitholder shall be entitled to demand or receive any property from the Company other than cash except as expressly provided herein. No Unitholder shall be paid interest on any capital contributed to the Company. The Managing Unitholder shall have the right to contribute and withdraw capital from the Company in such amounts and at such times as the Managing Unitholder shall determine.

2.8 Management; Voting. The overall business, operations and affairs of the Company shall be managed by the Managing Unitholder, and the conduct of the Company’s day to day business shall be controlled and conducted solely and exclusively by the Managing Unitholder. In addition to and not in limitation of any rights and powers conferred by law or other provisions of this Agreement, the Managing Unitholder shall have and may exercise on behalf of the Company all powers and rights necessary, proper, convenient or advisable to effectuate and carry out the purposes, business and objectives of the Company. No other Unitholder shall have any voting, consent or approval rights of any nature whatsoever, whether as a class or otherwise, or the right to participate in the management or conduct of the Company. No other Unitholder shall transact business for the Company, nor shall any other Unitholder have power to sign, act for or bind the Company, all of such powers being vested solely and exclusively in the Managing Unitholder.

ARTICLE THREE

Unitholders Not Liable for Company Losses; Indemnification

3.1 No Personal Liability. The Unitholders shall have no personal liability for the losses, debts, claims, expenses or encumbrances of or against the Company or its property.

3.2 Right to Indemnification. Each Person (an “Indemnified Person”) who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (a “Proceeding”), or any appeal in such a Proceeding, by reason of the fact that he or it was or is a manager or Unitholder of the Company, shall be indemnified by the Company against judgments and penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable costs and expenses (including, without limitation, attorneys’ fees) actually incurred by such Indemnified Person in connection with such Proceeding unless a judgment or other final adjudication adverse to such Indemnified Person establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated or that he personally gained in fact a profit or other advantage to which he was not legally entitled.

3.3  Success on Merits. To the extent that a Person has been successful, on the merits or otherwise, in the defense of any Proceeding referred to in Sections 3.2 or in defense of any claim, issue or matter therein, such Person shall be indemnified against expenses (including attorneys’ fees and disbursements) actually and reasonably incurred by such Person in connection therewith.

3.4  Survival. Indemnification under this Article shall continue as to a Person who has ceased to serve in the capacity which initially entitled such Person to indemnity hereunder. The rights granted pursuant to this Article shall be deemed contract rights, and no amendment, modification or repeal of this Article shall have the effect of limiting or denying any such rights with respect to actions taken or Proceedings arising prior to any such amendment, modification or repeal.

3.5  Advance Payment. The right to indemnification conferred by this Article shall include the right to be paid or reimbursed by the Company for the reasonable expenses incurred in advance of the final disposition of the Proceeding and without any determination as to the Person’s ultimate entitlement to indemnification; provided, however, that the payment of such expenses incurred in advance of the final disposition of a Proceeding shall be made only upon delivery to the Company of a written affirmation by such Person of his good faith belief that he has met the standard of conduct necessary for indemnification under this Article and a written undertaking, by or on behalf of such Person, to repay all amounts so advanced if it shall ultimately be determined that such Person is not entitled to be indemnified under this Article or otherwise.

3.6 Savings Clause. If this Article or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each Indemnified Person as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any Proceeding to the full extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.

ARTICLE FOUR

Distributions

4.1 Distributions Generally. The timing and amount of any distributions of funds of the Company shall be determined by the Managing Unitholder. The Managing Unitholder may authorize distributions to one or more classes of Unitholders without providing for distributions to all or any other class of Unitholders. For the avoidance of doubt, Class A Unitholders shall only be entitled to distributions from the Company with respect to their Class A Units as provided in Section 4.2.

4.2 Class A Distributions. In the event that HPAC sets a record date for the payment of a cash dividend to holders of HPAC Common Stock, concurrent with the payment of such dividend by HPAC, each holder of Class A Units as of such record date shall be entitled to receive a cash distribution from the Company with respect to each Class A Unit held as of such record date equal to the amount of the dividend payable in respect of the number of shares of HPAC Common Stock into which such Class A Unit is exchangeable as of such record date pursuant to Article Six hereof. Any such distribution shall be made by the Company on the date of payment of the applicable dividend by HPAC.

ARTICLE FIVE

Transfers of Units

5.1 Transfers of Units. No Class A Unitholder shall have the right to Transfer all or any portion of his or its Units, except with the consent of the Managing Unitholder or as otherwise permissible under this Agreement; provided, however, that during the lifetime of a Class A Unitholder who is a natural person such Unitholder’s Distributive Rights may be transferred to one or more members of such Unitholder’s Immediate Family (or to one or more trusts established solely for the benefit of such Unitholder and/or one or more members of such Unitholder’s Immediate Family or to one or more partnerships or limited liability companies in which the only partners or members, as the case may be, are such Unitholder and/or members of such Unitholder’s Immediate Family), and upon the death of a Unitholder or any such transferee who is a natural person, such Distributive Rights may be transferred to his estate or beneficiaries, but such transferee(s) shall acquire no other rights hereunder unless admitted as Unitholders in accordance with the provisions of Section 5.2. A Class B Unitholder shall have the right to freely Transfer all or any portion of its Units.

5.2 Substitute Unitholders. Notwithstanding anything to the contrary contained in this Agreement, an assignee of a Unit shall have the right to become a substituted Unitholder (a “Substituted Unitholder”) in the Company only if (1) the consent of the Managing Unitholder has been obtained (which consent may be granted or withheld in the sole and absolute discretion of the Managing Unitholder, except that such consent shall be granted in the case of a transfer permitted by the proviso in Section 5.1 hereof), (2) the assignor so provides in an instrument of assignment, (3) the assignee agrees in writing to be bound by the terms of this Agreement, and (4) the assignee pays the reasonable costs incurred by the Company in preparing and recording any necessary amendments to this Agreement and the Certificate of Formation, unless waived by the Managing Unitholder. The foregoing requirements shall be deemed satisfied with respect to Transfers of Class A Units to HPAC pursuant to Section 6.1 hereof, and HPAC shall be admitted to the Company as a Substituted Unitholder.

ARTICLE SIX

Exchange Right

6.1 Exchange Right. Each Class A Unitholder shall have the right, at any time and from time to time and without the need for consent from the Managing Unitholder (except as required in the proviso in this Section 6.1), to exchange any or all of his or its Units into shares of HPAC Common Stock; provided, however, a Class A Unitholder shall not be permitted to effectuate an exchange pursuant to this Section 6.1 with respect to a number of Class A Units representing less than 25% of the total Class A Units held by such Class A Unitholder as of the date of this Agreement unless such Class A Unitholder has first obtained the consent of the Managing Unitholder. A Class A Unitholder shall exercise its right under this Section 6.1 by delivering to the Company a notice in the form attached hereto as Annex A (a “Notice of Exchange”) specifying therein the number of Units to be exchanged and the date on which such exchange is to be effected (an “Exchange Date”), which Exchange Date shall not be earlier than the date which is five (5) Business Days after the date of such Notice of Exchange. An exchange of Class A Units for HPAC Common Stock hereunder shall constitute a Transfer of Class A Units to HPAC by the applicable Class A Unitholder. The Company shall maintain records showing the number of Units exchanged and the date of such exchanges, which Company records, absent error, shall be controlling and determinative.

6.2 Calculation of Exchange. Each Class A Unit shall be exchangeable for one share of HPAC Common Stock (such exchange ratio, the “Exchange Ratio” and the shares deliverable upon an exchange of Class A Units, the “Exchange Shares”), as adjusted pursuant Section 6.6 hereof.

6.3 Certificates. Subject to the terms of that certain Escrow Agreement, dated as of even date herewith, among the Purchaser, the Original Members and Key Bank, N.A., on or as soon as reasonably practicable after an Exchange Date, HPAC will cause its transfer agent to deliver to the applicable Class A Unitholder a certificate or certificates representing the Exchange Shares deliverable on such Exchange Date. Each such certificate shall bear the following restrictive legend:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF APPLICABLE STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

6.4 Reservation of Shares. HPAC covenants that it will at all times reserve and keep available out of its authorized and unissued shares of HPAC Common Stock solely for the purpose of issuance upon exchange of the Units, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Class A Unitholders, not less than such number of shares of HPAC Common Stock as shall be issuable (taking into account the adjustments and restrictions of Section 6.6) upon the exchange of the aggregate number of Class A Units. HPAC covenants that all shares of HPAC Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid, nonassessable.

6.5 Fractional Shares. HPAC shall not issue stock certificates representing fractions of shares of HPAC Common Stock deliverable on an Exchange Date, but instead shall round up the number of Exchange Shares issuable on an Exchange Date to the next whole share of HPAC Common Stock.

6.6 Adjustments.

6.6.1 If outstanding shares of the HPAC Common Stock shall be subdivided into a greater number of shares, or a dividend in shares of HPAC Common Stock or other securities of HPAC convertible into or exchangeable for HPAC Common Stock (in which latter event the number of shares of HPAC Common Stock issuable upon the conversion or exchange of such securities shall be deemed to have been distributed) shall be paid to holders of HPAC Common Stock, or if outstanding shares of HPAC Common Stock shall be combined into a smaller number of shares, in each case, the Exchange Ratio in effect immediately prior to such subdivision or combination or at the record date of such dividend, as applicable, shall, simultaneously with the effectiveness of such subdivision or combination or immediately after such record date, as applicable, be appropriately adjusted.

6.6.2 In the event of any capital reorganization, any reclassification of HPAC Common Stock (other than a change in par value), or the consolidation or merger of HPAC with or into another Person (collectively referred to hereinafter as “Reorganizations”), upon a subsequent exchange of a Unitholder’s Class A Units, the Class A Unitholder shall be entitled to receive, and provision shall be made therefor in any agreement relating to a Reorganization, the kind and number of shares of HPAC Common Stock or other securities or property (including cash) of HPAC, or other corporation resulting from such consolidation or surviving such merger, which would have been due in connection with such Reorganization to a holder of the number of shares of HPAC Common Stock for which such Class A Units could have been exchanged as of the date of any such Reorganization; and in any such case appropriate adjustment shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the Class A Unitholders, to the end that the provisions set forth herein (including the specified adjustments to the Exchange Ratio) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares, other securities or property thereafter receivable upon exchange of the Class A Units. The provisions of this Section 6.6.2 shall similarly apply to successive Reorganizations.

6.6.3 In each case of an adjustment or readjustment of the Exchange Ratio or the number or kind of securities deliverable upon exchange of the Class A Units, HPAC, at its expense, shall cause its Chief Financial Officer to compute such adjustment or readjustment in accordance with this Article Six and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first-class mail, postage prepaid, to each Class A Unitholder at their address as shown on the Company’s books and records. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, and such certificate shall, absent error, be controlling and determinative.

6.7 Mandatory Exchange. The Managing Unitholder shall have the right, exercisable by written notice to the Class A Unitholders to such effect, to cause the mandatory exchange of all outstanding Class A Units for the number of shares of HPAC Common Stock determined in accordance with Section 6.2 hereof:

(a) upon or in connection with the Transfer by HPAC of a majority of its Units to one or more third parties which are not related to or affiliated with HPAC, on an arms’-length basis, in one transaction or a series of related transactions;

(b) upon or in connection with a dissolution and liquidation of the Company; or

(c) at any time after December 31, 2010.

ARTICLE SEVEN

Dissolution, Liquidation and Termination

7.1 Dissolution.

7.1.1 The Company shall dissolve upon, but not before, the first to occur of the following:

(a) A unanimous vote of the Unitholders in favor of dissolution;

(b) The disposition of substantially all of the assets of the Company;

(c) The dissolution, bankruptcy, death, resignation, expulsion or incompetency of any Unitholder unless within 180 days after such event the remaining Unitholders elect to continue the business of the Company, or if only one Unitholder remains, such Unitholder elects to continue the business of the Company; provided, however, that, in the event of a Unitholder’s death, such additional Unitholders shall not dilute, reduce or otherwise affect the distribution rights attributable to the Units of a deceased Unitholder; and

(d) Any other event which, under the Act, would cause the dissolution of a limited liability company unless within 180 days after such event the remaining Unitholders elect to continue the business of the Company, or if only one Unitholder remains, such Unitholder elects to continue the business of the Company and admits additional Unitholders in order to do so.

7.1.2 Upon dissolution of the Company, the Company shall immediately commence to wind up its affairs and the Managing Unitholder shall proceed with reasonable promptness to liquidate the business of the Company.

7.1.3 During the period of the winding up of the affairs of the Company, the rights and obligations of the Unitholders shall continue.

7.2 Liquidation. The Company shall terminate after its affairs have been wound up and its assets fully distributed in liquidation as follows:

(a) first, to the payment of the debts and liabilities of the Company and the expenses of liquidation;

(b) next, to the setting up of any reserves which the Managing Unitholder may deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Company, provided that any reserves not necessary to satisfy such liabilities or obligations are distributed as soon as practicable;

(c) next, to the Unitholders, to the extent such Persons have made loans to the Company, an amount equal to any unpaid accrued interest on, and then the principal balance of, such loans; and

(d) thereafter, to the Class B Unitholder.

7.3 Cancellation of Certificate of the Company. Upon the completion of the liquidation of Company’s property, the Managing Unitholder shall cause the cancellation of the Certificate of Formation.

ARTICLE EIGHT

Company Property

8.1  Company Property. The Company’s property shall consist of all Company assets and all Company funds. Title to the property and assets of the Company may be taken and held only in the name of the Company or in such other name or names as shall be determined by the Managing Unitholder. All property now or hereafter owned by the Company shall be deemed owned by the Company as an entity and no Unitholder, individually, shall have any ownership of such property. Title to the assets and properties, real and personal, now or hereafter owned by or leased to the Company, shall be held in the name of the Company or in such other name or names as the Managing Unitholder shall determine; provided, however, that if title is held other than in the name of the Company, the Person or Persons who hold title shall certify by instrument duly executed and acknowledged, in form for recording or filing, that title is held as nominee and/or trustee for the benefit of the Company pursuant to the terms of this Agreement and an executed copy of such instrument shall be delivered to the Managing Unitholder.

8.2 Prohibition Against Partition. Each Unitholder hereby permanently waives and relinquishes any and all rights it may have to cause all or any part of the property of the Company to be partitioned, it being the intention of the Unitholders to prohibit any Unitholder from bringing a suit for partition against the other Unitholder, or any one of them.

ARTICLE NINE

Records and Accounting; Fiscal Affairs

9.1 Fiscal Year. The fiscal year of the Company shall end December 31.

9.2  Tax Elections. The Managing Unitholder shall have the authority to make any elections for Federal income tax purposes to the extent permitted by applicable law and regulations.

ARTICLE TEN

Miscellaneous

10.1 Notice. All notices, requests, demands and other communications hereunder shall be made in writing and shall be deemed to have been given if delivered by hand or by facsimile with a confirmation copy mailed first class registered mail, return receipt requested, postage and registry fees prepaid, to the Unitholders at the addresses set forth on Schedule I attached hereto. Any address may be changed by notice given to the Unitholders, as aforesaid, by the party whose address for notice is to be changed.

10.2 Separability. The invalidity or unenforceability of any provision in this Agreement shall not affect the other provisions hereof and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

10.3 Interpretation. This Agreement shall be interpreted and construed in accordance with the laws of the State of Delaware. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular, or plural as the identity of the Person or Persons referred to may require. The captions of sections of this Agreement have been inserted as a matter of convenience only and shall not control or affect the meaning or construction of any of the terms or provisions hereof.

10.4 Entire Agreement. The parties hereto agree that all understandings and agreements heretofore made between them (including, without limitation, the Original Agreement, as amended) are merged in this Agreement, which fully and completely expresses their agreement with respect to the subject matter hereof. There are no promises, agreements, conditions, understandings, warranties, or representations, oral or written, express or implied, among the parties hereto, other than as set forth in this Agreement or in any related agreements executed simultaneously herewith. All prior agreements among the parties (including, without limitation, the Original Agreement, as amended) are superseded by this Agreement which integrates all promises, agreements, conditions, and understandings among the parties with respect to the Company and its property.

10.5 Termination, Revocation, Waiver, Modification or Amendment. This Agreement, and any provisions hereunder, may be terminated, revoked, waived, modified or amended at any time, and from time to time, at the discretion of the Managing Unitholder, provided, that no termination, revocation, waiver, modification or amendment of Section 4.2, Article Six, or this Section 10.5 of this Agreement shall be binding unless consented to in writing and executed by the Managing Unitholders and the Unitholders holding at least a majority of the Class A Units, and provided, further, that no termination, revocation, waiver, modification or amendment of Article 3 of this Agreement shall be binding unless consented to in writing and executed by all of the Unitholders.

10.6 Binding Effect. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors, permitted assigns, heirs, executors, administrators and legal representatives.

10.7 Further Assurances. Each of the parties hereto agrees to execute, acknowledge, deliver, file, record and publish such further certificates, instruments, agreements and other documents, and to take all such further action as may be required by law or deemed by the Unitholders to be necessary or useful in furtherance of the Company’s purposes and the objectives and intentions underlying this Agreement and not inconsistent with the terms hereof.

10.8 No Reliance by Third Parties. The provisions of this Agreement are not for the benefit of any creditor or other Person other than a Unitholder, and no creditor or other Person shall obtain any rights under this Agreement or by reason of this Agreement, or shall be able to make any claim in respect of any debts, liabilities or obligations against the Company or any Unitholder.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first above written.

UNITHOLDERS:
/s/ Ronald Schad
RONALD SCHAD

/s/ Martin A. Kroll
MARTIN A. KROLL

/s/ William O’Rourke
WILLIAM O’ROURKE

/s/ William L. Erwin
WILLIAM L. ERWIN

HYDE PARK ACQUISITION CORP.

By: /s/ Laurence Levy
Name: Laurence Levy
Title: Chief Executive Officer

[Signature Page to Amended and Restated LLC Agreement]

ANNEX A

NOTICE OF EXCHANGE

The undersigned hereby elects to exchange Class A Units of Essex Holdings, LLC into shares of common stock, par value $0.0001 (the “Common Stock”), of Hyde Park Acquisition Corp., a Delaware corporation (“HPAC”), as set forth below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions reasonably requested by HPAC in accordance therewith. No fee will be charged to the holder for any exchange, except for such transfer taxes, if any.

Exchange Terms:
Date to Effect Exchange:

Number of Units to be Exchanged:

Number of shares of Common Stock to be issued:

Signature:

Name:

Address:

-

SCHEDULE I

OWNERSHIP INTERESTS IN THE COMPANY

UNITHOLDER	NUMBER OF CLASS A UNITS	NUMBER OF CLASS B UNITS

1. Ronald Schad 2104 Indian Creek Drive Manitowoc, WI 54220	493,670	0

2. Martin A. Kroll 36 W802 Red Gate Court St. Charles, IL 60175	75,950	0

3. William O’Rourke 13253 Callan Drive Orland Park, IL 60462	25,317	0

4. William L. Erwin 997 Troon Trace Winter Springs, FL 32708	37,974	0

5. Hyde Park Acquisition Corp. 461 Fifth Avenue, 25th Floor New York, New York 10017 Attn: Laurence S. Levy Edward Levy	0	150,000,000

TOTAL:	632,911	150,000,000